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                                                                    EXHIBIT 10.1

            SECOND AMENDED AND RESTATED DATA CONTRIBUTION AGREEMENT

     This Second Amended and Restated Data Contribution Agreement (this "Agreement") is entered into this 30th day of June, 1999, by and between Petroleum Geo-Services ASA, a Norwegian joint stock company ("PGS"), Seismic Energy Holdings, Inc., a Delaware corporation and an indirect, wholly owned subsidiary of PGS (the "Company"), Spinnaker Exploration Company, a Delaware corporation ("Spinco"), and Spinnaker Exploration Company, L.L.C., a Delaware limited liability company and an indirect, wholly owned subsidiary of Spinco ("Spinnaker"). This Agreement amends, restates and supersedes that certain Agreement, dated as of December 20, 1996, by and between PGS, the Company and Spinnaker, as previously amended and restated as of January 6, 1998 (the "Original Data Agreement");

                                   RECITALS:

     WHEREAS, the PGS Group (as defined herein) has acquired, or will acquire additional, geophysical surveys in the Gulf of Mexico and its associated bays, channels, tributaries, estuaries and Transition Zones, (as defined herein) and offers the use of certain of such surveys and related data and information to oil and gas companies and oil and gas exploration groups; and

     WHEREAS, the Company has obtained and will obtain from the PGS Group copies of such data and certain rights relating thereto; and

     WHEREAS, PGS, the Company and Spinnaker entered into the Original Data Agreement that provided, among other things, Spinnaker with certain rights with respect to such copies; and

     WHEREAS, the parties desire to and amend and restate the Original Data Agreement to modify the amount, scope and range of the data and related information made available to Spinco and Spinnaker.

     NOW, THEREFORE, for and in consideration of One Hundred Dollars ($100), certain membership interests of Spinnaker that were issued to the Company by Spinnaker pursuant to the Purchase Agreement and certain shares of Spinco issued to the Company by Spinco pursuant to the Contribution Agreement (as defined herein) and certain shares of Spinco to be issued to the Company by Spinco pursuant to the Acquisition Agreement (as defined herein) and the mutual promises and agreements herein set forth, the parties agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     When used in this Agreement, the following capitalized terms shall have the meanings ascribed to them in this Article 1:

     "Acquisition Agreement" means that certain Acquisition Agreement, dated as of the date hereof, by and among Spinco and PGS.

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     "Affiliate" of a Person means, any Person Controlling, Controlled by, or under common Control with such Person.

     "Analyses" means analyses, based on Data, and more particularly described on Schedule I hereto, of potential hydrocarbon fields and prospect portfolios within a Block or Blocks which analyses are generated, owned or with respect to which rights to transfer such analyses are held, by a member of the PGS Group.

     "Bankruptcy Event" means, with respect to any Person, (i) the commencement by such Person of any voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debt or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect or (ii) the commencement against such Person of any involuntary case or proceeding which seeks liquidation, reorganization or other relief with respect to such Person or its debts or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect and such involuntary case or other proceeding shall remain undismissed for a period of 30 days.

     "Best Terms" means, with respect to any Data, other product or service provided to the Spinco Group under this Agreement, the lowest prices and most favorable terms afforded by any member of the PGS Group to a customer (i) whose contractual relationships with the PGS Group are of a size generally comparable to those of Spinco and its subsidiaries, taken as a whole, with the PGS Group, and (ii) acquiring a similar or lesser volume of such Data, other product or service.

     "Block" means, with respect to the Gulf of Mexico within the territorial waters of the United States or a state thereof (including its bays, channels, tributaries, estuaries and Transition Zones), those blocks depicted on the Outer Continental Shelf Leasing and Official Protraction Diagrams issued by the United States Mineral Management Services ("MMS") or similar depiction on official protraction or similar diagrams (not inconsistent with such diagrams issued by MMS) issued by a state of the United States bordering on the Gulf of Mexico.
For all purposes of counting Blocks under Articles II and III of this Agreement, a single whole Block shall contain (i) for deep waters beyond the continental shelf in the area offshore Louisiana and all areas offshore Texas (deep and shallow), 5760 acres and (ii) for all other areas, 5000 acres; any Block containing a lesser number of acres shall be counted as a partial Block, in decimal proportion of such actual number of acres to the standard number of acres, rounded to the nearest tenth of an acre. All Blocks shall be counted in respect of Data coverage based upon full aperture coverage.

     "Contribution Agreement" means that certain Contribution Agreement, dated January 6, 1998, by and among Spinco, each of the investors that are party thereto and PGS.

     "Control," including the correlative terms "Controlling," "Controlled by" and "Under Common Control with" means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person. For the purposes of the preceding sentence, control shall be deemed to exist when a Person possesses, directly or indirectly, through

                                      -2-
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one or more intermediaries (i) in the case of a corporation, more than 50% of the outstanding voting securities thereof, (ii) in the case of a limited liability company, partnership, limited partnership or venture, the right to more than 50% of the distributions therefrom (including liquidating distributions), or (iii) in the case of any other Person, more than 50% of the economic or beneficial interest therein.

     "Data" means (i) Standard Data; (ii) Enhanced Data; and (iii) Multi-Component Data that (A) is not Excluded Data; (B) is acquired or produced prior to the Survey Termination Date or is in the process of being acquired or produced as of the Survey Termination Date; (C) that is derived from p-wave (compressional wave) acquisition or processing; and (D) is separately made available prior to March 31, 2004 to other customers by a member of the PGS Group. "Data" includes Data covered by that certain Seismic Data Marketing Agreement, as amended, between Diamond Geophysical Service Corporation and an Affiliate of PGS.

     "Deliver" means, with respect to Data and Analyses, the delivery of a copy of such Data or Analysis to Spinnaker or Spinco, as applicable, in a magnetic media, electronic form, or such other form as is then customarily provided by the PGS Group to its customers receiving data similar to the Data in question.

     "Enhanced Data" means, with respect to any set of Standard Data, any derivative data sets and additional processing routines and displays prepared by or for the account of any of the PGS Group not included in such Standard Data (including pre-stack depth migrated data, post-stack depth migrated data, pre-stack time migrated data, and three-dimensional amplitude-versus-offset data), such data sets and additional processing routines and displays being prepared prior to the Survey Termination Date or being in the process of being prepared as of the Survey Termination Date, but excluding Excluded Data. If the PGS Group retains a material royalty or similar interest in or measured by sales proceeds of the sale of derivative data sets covering a Block or Blocks and additional processing routines and displays by an unaffiliated third party under an agreement with a member of the PGS Group, such data sets, routines and displays shall be deemed to have been prepared "for the account" of the PGS Group.

     "Excluded Data" means the following:

          (i) data produced or acquired exclusively for the benefit of a specific customer or group of customers as to which restrictions on the right to disclose, transfer or license apply during a specified period (that begins when such data is acquired) agreed with such customers, provided that no member of the PGS Group has a right to disclose, transfer or license such data to any Person other than such customers during such period and that such data will only be considered "Excluded Data" during such specified period; and

          (ii)  Seitel Data.

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     "Multi-Component Data" means 3-D seismic data produced or acquired prior to the Survey Termination Date or is in the process of being produced or acquired as of the Survey Termination Date, that results from recording the vector wavefield using both P-waves (compressional waves) and S-waves (shear waves), which data covers portions of or entire Blocks.

     "Person" means any natural person, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank trust company, land trust, business trust or other organization, whether or not a legal entity, and any government or agency or political subdivision thereof.

     "PGS Exploration" means PGS Exploration (U.S.), Inc., a Delaware corporation and an indirect, wholly owned subsidiary of PGS.

     "PGS Group" means PGS, the Company and their respective Affiliates.

     "Purchase Agreement" means the Purchase Agreement, dated as of December 20, 1996, among Spinnaker, WP Spinnaker Holdings, Inc., Warburg, Pincus Ventures, L.P., PGS and the Company.

     "Related Agreement" means any of the Amended and Restated Limited Liability Company Agreement of Spinnaker, the Purchase Agreement, the Contribution Agreement, the Acquisition Agreement, the Stockholders Agreement among the stockholders of Spinco, and the Certificate of Designation of Spinco, including any amendments to any of such agreements.

     "Seitel Agreement" means that certain Seismic Data Licensing Agreement, effective as of December 29, 1995, by and between Seitel Data Corp. and PGS Exploration.

     "Seitel Data" means all of the data covered by the Seitel Agreement.

     "Spinco Group" means Spinnaker and Spinco, taken as a whole.

     "Standard Data" means all basic 3-D, time-migrated seismic data (including post-stack time migrated data) with bin center maps (paper and tapes for such maps provided), and dragged array and vertical cable data, in each case covering portions of or entire Blocks, as now provided as the standard product to the 3-D seismic survey customers of the PGS Group, and as such standard may change from time to time during the term of this Agreement, and all raw data volumes relating to such data, in each case, that are owned or, with respect to which rights to transfer such data to third parties, are held by any member of the PGS Group, and which data or rights with respect thereto are so owned or held prior to the Survey Termination Date or are in the process of being so owned or acquired as of the Survey Termination Date, but excluding Excluded Data.

     "Survey Termination Date" means March 31, 2002.

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     "Transition Zones" means lands, marshes, wetlands and similar areas from which a portion of the Data covering the same is acquired by marine surveys performed in the Gulf of Mexico (or its associated bays, channels, tributaries, and estuaries).

     "Work Products" means compilations, modifications, analyses, displays, maps, and other work products produced by the Spinco Group or any of its consultants or contractors from Data or by reprocessing or reformatting Data.

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                                  ARTICLE II
                           DELIVERY AND USE OF DATA

2.1  DELIVERY OF DATA

     (a) Subject to the terms of this Agreement, and upon request by Spinnaker or Spinco, delivered no later than 90 days after the date all Data has been processed, generated and acquired, as reflected in the lists provided by the Company pursuant to this paragraph the Company will Deliver to Spinnaker or Spinco, for use in accordance with the provisions hereof, the Data and the Analyses. As soon as practicable after the date hereof and from time to time until the Survey Termination Date as reasonably determined by the Company (but at least once in each month and on the Survey Termination Date), the Company will provide to the Spinco Group a complete list of all Blocks for which Data exists or Data is in progress. From time to time after the Survey Termination Date until the date on which all Data has been acquired or produced (but at least once in each month), the Company will provide to the Spinco Group a complete list of all Blocks for which Data was in the process of being processed, generated or acquired as of the Survey Termination Date. From time to time as reasonably requested by the Spinco Group, the Company shall provide the Spinco Group with a map or maps showing in reasonable detail all Data surveys of the PGS Group existing or in progress covering a Block or Blocks. Promptly upon Spinco or Spinnaker identifying the Data and Analyses to be delivered, the Company will Deliver the same to Spinco or Spinnaker in accordance with the provisions of this Agreement. All Data requested by Spinco or Spinnaker in the formats identified on Schedule II, and any other forms of Data available electronically through PGS's GeoBank in 32-bit format, and any raw data volumes if processing of such Data occurs at a location of a member of the PGS Group, shall be Delivered to Spinco or Spinnaker (as applicable) by direct download via PGS's GeoBank in 32-bit format; all other Data will be provided by the Company in tape form on Best Terms; provided, that if during the term of this Agreement the Company makes data generally available to its customers in standard deliverable formats in addition to those identified on Schedule II, and Spinco or Spinnaker cannot access such formats of Data via PGS's GeoBank in 32-bit format, then the Company shall provide such Data in tape form at the Company's expense. Subject to Section 10.1(e), all Analyses requested by Spinco shall be Delivered to Spinco in the customary format that the Company delivers such Analyses to other customers, at the Company's expense.

     (b) (i) PGS and the Company will obtain, or have obtained, the consent of (or other arrangements reasonably satisfactory to the Company will be or have been made) the PGS Group's existing seismic data marketing counterparties, which are Diamond Geophysical Service Corporation, CenterLine Geophysical, Inc., Jebco Seismic, Inc., Eastern Geophysical, Inc., TGS-Calibre Geophysical Company, Century Seismic LLC, and Geophysical Pursuit, Inc., (collectively, with their respective Affiliates, the "Existing Marketers"), such that the Data, Analyses or Multi-Component Data that is

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               presently (with respect to all Existing Marketers) or will be in the future (with respect to all Existing Marketers except Eastern Geophysical) covered by any agreements with such Existing Marketers can be Delivered to the Spinco Group in accordance with all of the terms, provisions, conditions and representations set forth in this Agreement. The Existing Marketers, except for Eastern Geophysical, Inc., are hereinafter sometimes referred to as the "Fully Consenting Marketers."

          (ii) PGS and the Company shall make good faith efforts to obtain the consent of, or make other arrangements reasonably satisfactory to the Company with, those seismic data marketing counterparties (other than the Fully Consenting Marketers) with whom any member of the PGS Group enters into agreements after the date hereof relating to Data, Analyses (if any), or Multi-Component Data (the "New Marketers"), such that the Data, Analyses (if any), or Multi-Component Data or Analyses covered by the applicable agreements with such New Marketers can be Delivered to the Spinco Group in accordance with all the terms, provisions, conditions and representations set forth in this Agreement, as soon as practicable; provided, however, no member of the PGS Group shall be obligated to secure any consent or arrangement with a New Marketer, all of which shall be at the sole discretion of PGS and the Company (subject to the good faith efforts to secure such consent or make other arrangements as is set out above). If PGS or the Company secures any such consent or arrangement, then thereafter, the Company shall include all Blocks covered by the Data, Analyses (if any), or Multi-Component Data subject to such consent or arrangement on the lists delivered by the Company hereunder, and thereupon such data shall be considered Data (or Analyses or Multi-Component Data, as the case may be) hereunder for all purposes. If for any reason (other than the failure to make good faith efforts as required above), PGS and the Company do not obtain the consent of, or reach arrangements satisfactory to them with, any such New Marketer, the seismic data covered by any marketing agreements with such New Marketer shall be excluded from Data, Analyses or Multi-Component Data subject to this Agreement.

     (c) PGS and the Company shall not, and PGS shall cause the other members of the PGS Group not to, propose to a third party terms for any new agreement that would have the effect of materially limiting or conditioning the ability of PGS or the Company to fulfill its obligations under Articles II and III hereof, provided that nothing in this paragraph shall prohibit PGS or the Company from accepting such terms put forward by a New Marketer if PGS has any reason, formed in good faith, to accept such terms other than an intention to so limit or condition its ability to fulfill such obligations.

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     (a)  No member of the PGS Group shall be obligated to acquire any specific amount of additional Data, Multi-Component Data or Analyses subsequent to the date of this Agreement.

2.2 SELECTION PROCEDURE FOR MULTI-COMPONENT DATA. At no further cost, Spinco shall have the right until 90 days after all Multi-Component Data has been acquired or produced, as reflected in the lists provided by the Company pursuant to this paragraph, to select Multi-Component Data covering up to 60 Blocks. As soon as is reasonably practicable after the date hereof and from time to time until the Survey Termination Date as reasonably determined by the Company (but at least once in each month and on the Survey Termination Date), the Company shall provide to Spinco a complete list of all Blocks for which Multi-Component Data exists or is in progress. From time to time after the Survey Termination Date until the date on which all Multi-Component Data has been acquired or produced (but at least once in each month), the Company will provide to Spinco a complete list of all Blocks for which Multi-Component Data was in the process of being processed, generated or acquired as of the Survey Termination Date.
Spinco shall select Blocks of Multi-Component Data by written notice to the Company specifying the Blocks of Multi-Component Data selected and including a map plot showing the Blocks selected referenced to a commonly-used coordinate
system.   Spinco shall be required to select Multi-Component Data in groups of
Blocks which are all contiguous on at least one side and which include at least five (5) Blocks; provided that such groups of five (5) or more Blocks contiguous on at least one side may be any shape as selected by Spinco. Promptly upon selection by Spinco in accordance with this Section 2.2, the Company shall Deliver the Multi-Component Data so selected in accordance with the provisions of this Agreement. Upon selection of any such Multi-Component Data, that Multi-Component Data will be deemed to constitute "Data" for all purposes of this Agreement (including, without limitation, the provisions of Article II). Subject to Section 10.1(e), all Multi-Component Data selected by Spinco shall be Delivered to Spinco by direct download via PGS's GeoBank in 32-bit format; provided that where such Multi-Component Data is not available by such delivery form or Spinco cannot access such Multi-Component Data via PGS's GeoBank, then the Company shall provide such Multi-Component Data in tape form, at the Company's expense.

2.3 USE AND ACCESS TO DATA. The Spinco Group may use, access, copy, display and prepare Work Products from, the Data and the Analyses Delivered by the Company, as follows:

     (a) load machine-readable Data and Analyses into Spinco's or Spinnaker's internal computer system at a location owned or leased by Spinco or Spinnaker (an "Authorized Computer System");

     (b) use and manipulate the Data and Analyses solely for purposes of serving the internal needs of Spinco's or Spinnaker's business;

     (c) in connection with Spinco's or Spinnaker's authorized use of the Data and Analyses, storing, transmitting and displaying the Data and Analyses on computers that are part of the Authorized Computer System; and

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     (d)  making copies of the Data and Analyses on the Authorized Computer
     System solely for Spinco's or Spinnaker's internal purposes, provided that all of the Company's and PGS Group's proprietary and copyright legends are included in all copies of the Data and Analyses.

In addition, the Spinco Group may disclose or make available the Data and Work Products and Analyses to third parties only as follows:

          (i) The Spinco Group may make the Data, Analyses and Work Products prepared by the Spinco Group available to its consultants and contractors for the purpose of interpretation, analysis, evaluation, mapping and additional processing; provided that such consultant or contractor does not remove the Data or Analyses or Work Products (other than maps) from the premises of the Spinco Group (except that such consultant or contractor may process the Data, Analyses or Work Products at such consultant's or contractor's premises) and agrees in writing to maintain the Data, Analyses and Work Products in confidence, to use the Data, Analyses and Work Products only for the benefit of the Spinco Group and in accordance with the terms of this Agreement, and to return the Data, Analyses and Work Products upon completion of the work for which the consultant or contractor has been engaged.

          (ii) The Data and Work Products may be shown (but not delivered to) prospective and existing investors, lenders and/or participants in farmouts, exploration groups, development proposals, joint acquisition groups and the like for the sole purpose of evaluating their participation in such ventures; provided that each such Person shall agree in writing to maintain the Data and Work Products in confidence in accordance with the terms of this Agreement. Such Persons may not remove such Data and Work Products (other than maps) from the premises of the Spinco Group nor retain copies thereof.

2.4 LIMITATIONS ON USE OF DATA AND ANALYSES. Neither member of the Spinco Group may transfer or license the Data, Analyses or Work Products (other than maps) to any Person other than within the Spinco Group without first obtaining a
transfer right pursuant to Section 3.2.   Spinco and Spinnaker shall keep the
Data and the Analyses free and clear of all claims, liens, and encumbrances and neither shall sell, lease, license, pledge or hypothecate the Data or Analyses. Nothing in this Section 2.4 shall be deemed to limit any right of Spinco or Spinnaker to transfer Data as specifically permitted, and on the conditions set out, in Sections 3.2 or 10.1.

2.5 SEITEL DATA. In connection with the Original Data Agreement, PGS Exploration assigned to Spinnaker the right granted to PGS Exploration pursuant to the Seitel Agreement on the terms set forth therein. Spinnaker shall continue to have such right. The Spinco Group shall not assume any obligations under the Seitel Agreement other than the obligation to comply with the provisions of the Seitel Agreement in its use of Seitel Data, and PGS and the Company shall indemnify and hold

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the Spinco Group harmless from all claims or obligations arising under or in any way related to the Seitel Agreement and not so assumed by the Spinco Group.

2.6 DATA MANAGEMENT AGREEMENT. The Company and Spinnaker and Spinco agree that for purposes of this Agreement, the Data Management Letter of Understanding commencing June 1, 1999 between PGS Data Management and Spinnaker (the "Data Management Agreement") will be extended, on the same terms and conditions and with the same limitations as contained therein or made a part thereof as of the date hereof, until March 31, 2003, to the extent that the PGS Group provides to third parties the GeoBank electronic data download process that is the subject of the Data Management Agreement; provided, however that from and after the current expiration date of the Data Management Agreement the Spinco Group will provide its T3 data/telecommunications line used in connection with the Data Management Agreement, at its own expense; and provided further that, notwithstanding anything herein to the contrary, if before March 31, 2003, the PGS Group ceases to provide to third parties the GeoBank electronic data download process that is the subject of the Data Management Agreement, the Company will provide to Spinco or Spinnaker the Data that otherwise would have been delivered hereunder via PGS's GeoBank by 32-bit tape at the Company's expense.

                                  ARTICLE III
                               TRANSFER OF DATA

3.1 TRANSFER OF THE DATA. Without further consideration, it shall be deemed that Spinnaker or Spinco, as appropriate, has, in addition to the rights granted under Article II, (i) the right to have Work Products made from Data by third parties (subject to the limitation set out in this Agreement), (ii) the right to use the Data in connection with the drilling of one or more wells on, or the acquisition, directly or indirectly, of any interest in a producing oil or gas property covering all or any part of, a Block to which such Data relates, (iii) the limited right to transfer Data provided in Section 3.2 and Section 10.1 and
(iv) the limited right to show Data and Work Products from Data pursuant to
Section 2.3 provided that the restrictions of Section 2.3 are observed. Each of Spinnaker and Spinco agrees to mark all Work Products from Data to indicate that such Work Products are subject to restrictions on disclosure. The copy of the Data transferred to Spinnaker or Spinco pursuant to this Section 3.1 and the other provisions of this Article III applicable thereto shall be personal to such entity and may not be transferred or licensed to any other Person, except as expressly permitted in Sections 3.2 and 10.1.

3.2 LIMITED RIGHT TO TRANSFER. At no further cost, Spinnaker or Spinco, as applicable, shall have a one-time right to transfer a copy (in the appropriate form) of any Standard Data or Enhanced Data covering not more than an aggregate of 568.6 Blocks in connection with all such transfers, each such transfer being to a single "Qualified Transferee" with whom such party has entered into one or more joint ventures or other contractual arrangements (which arrangements may include additional Persons, but no such additional Persons shall be a Qualified Transferee in respect of the Block in question) providing for joint contractual interests in all or any part of such Block, or a Block contiguous on one side with such Block. Any such transfer shall cover Data in groups of Blocks

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which are all contiguous on at least one side and which include at least twenty
(20) blocks; provided that such groups of twenty (20) or more Blocks contiguous on at least one side may be any shape as selected by Spinco or Spinnaker. The term "Qualified Transferee" means a Person (i) with substantial business activities other than the joint contractual interest referred to in the immediately preceding sentence, (ii) not formed for the purpose of holding such interest or otherwise acquiring access to the data transferred, and (iii) has executed a customary license agreement in favor of a member of the PGS Group or an Existing Marketer or a New Marketer. Such Qualified Transferee shall have the same rights granted to Spinnaker or Spinco, as appropriate (other than the rights provided in this Section 3.2 and Section 10.1), in respect of the data transferred covering such Block, and shall be subject to the same limitations imposed on Spinnaker or Spinco, as applicable, under this Agreement with respect to such data. No transfer within the Spinco Group of a copy of any Data shall be deemed to be a transfer hereunder. For the purposes of determining the number of Blocks of Data transferred to any Qualified Transferee, the parties agree that the transfer of only Standard Data covering a Block or Blocks shall be counted as the number of Blocks covered by such Data so transferred, and the transfer of Standard Data with Enhanced Data covering a Block or Blocks shall be counted as the number of Blocks covered by such Data so transferred multiplied by 1 1/2.

3.3 ALLOCATION OF DATA RECEIPT; CERTAIN RIGHTS OF SPINNAKER. Of the Data Delivered hereunder (including Data Delivered under the Original Data Agreement), the first 1,131.5 Blocks of Data Delivered (or, in the case of Data nominated under the Original Data Agreement, nominated) have been Delivered to (or nominated by) Spinnaker in consideration of which Spinnaker has issued to the Company common units in Spinnaker. Prior to the date hereof, the Company has provided to Spinnaker more than 1,131.5 Blocks of Data that were not nominated under the Original Data Agreement, and Spinnaker has nominated under that Original Data Agreement a total of 562.9 Blocks of Data. Of the Data previously provided to Spinnaker but not nominated under the Original Data Agreement, Spinnaker retains an additional 568.6 Blocks of Data. All Data in excess of: (a) the Data previously nominated by Spinnaker and (b) the Data retained by Spinnaker is Delivered on the date hereof by Spinnaker to Spinco (on behalf of the Company), and all additional Data and all Multi-Component Data and all Analyses later Delivered hereunder will be Delivered by the Company to Spinco, in exchange for issuance by Spinco of 500,000 shares of Common Stock of Spinco to the Company pursuant to the Acquisition Agreement.

                                  ARTICLE IV
             CONFIDENTIALITY; PROPRIETARY RIGHTS OF THE PGS GROUP

4.1 OWNERSHIP OF THE DATA AND ANALYSES. The Data and Analyses at all times shall remain the property of the PGS Group, subject to the rights of the Spinco Group and the Qualified Transferees hereunder.

4.2 CONFIDENTIALITY OBLIGATIONS. Each member of the Spinco Group agrees that it will hold the Data and Work Products and Analyses in strict confidence, both during the term and after the termination of this Agreement, and will not disclose any portion of the Data or Work Products or Analyses therefrom to any Person other than its directors, officers and employees, except that the Data and Work Products and Analyses may be disclosed (i) as expressly permitted under this

Agreement, and (ii) to government agencies only to the extent such disclosure is specifically required by law. Each member of the Spinco Group agrees to notify the Company of any request or demand for disclosure made upon any member of the Spinco Group by a government agency prior to any such disclosure. In addition, each member of the Spinco Group shall take reasonable measures to keep the Data and Analyses in a secure place and under reasonable access and use restrictions designed to prevent disclosure to unauthorized parties, and shall notify the Company immediately of any loss, theft or unauthorized disclosure or use of the Data or Analyses.

                                   ARTICLE V
             REPRESENTATIONS AND COVENANTS OF PGS AND THE COMPANY

5.1 REPRESENTATIONS AND WARRANTIES OF PGS AND THE COMPANY. PGS and the Company represent and warrant to the Spinco Group that:

     (a) PGS is a joint stock company duly organized and validly existing under the laws of the Kingdom of Norway;

     (b) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

     (c) Each of them has all requisite corporate power and authority to execute and deliver this Agreement;

     (d) This Agreement is a legal, valid and binding obligation of each of them enforceable against each of them in accordance with its respective terms, except as such enforceability may be (i) limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) subject to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

     (e) The performance of the geophysical surveys mentioned above and the acquisition of the Data and Analyses were or will be conducted in compliance with all applicable laws, rules and regulations; except where the failure to so comply would not have a material adverse effect on the rights of the Spinco Group or any Qualified Transferees, or the ability of the Company or PGS to perform, under this Agreement;

     (f) The Company has or will have the right to grant all rights described herein to Spinnaker or Spinco, as applicable, and any Qualified Transferees, as contemplated herein, whether or not the Company is the sole owner of the Data or Analyses;

     (g) The transactions related to the Data and Analyses contemplated by this Agreement do not and will not infringe any copyright or trade secrets of any third party. PGS and the Company represent and warrant that their execution and delivery of this Agreement and the performance hereunder shall not violate any applicable law, rule or regulation or any contracts by any member of the PGS Group with third parties except for any violations that would not have a material adverse effect on the rights of the Spinco Group or any Qualified Transferees, or the ability of the Company or PGS to perform, under this Agreement; and

     (h) Their performance of this Agreement does not and will not breach any agreement to keep in confidence information acquired by them and that they have not and will not use in the performance of their obligations hereunder any confidential materials of any third parties, unless they first obtain the prior written consent of the Spinco Group to do so.

EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, PGS, THE COMPANY AND THE OTHER AFFILIATES OF PGS DISCLAIM ANY AND ALL PROMISES, REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE DATA AND ANALYSES, WHETHER EXPRESS OR IMPLIED, INCLUDING ITS CONDITION, ITS CONFORMITY TO ANY REPRESENTATION OR DESCRIPTION, THE EXISTENCE OF ANY LATENT OR APPARENT DEFECTS AND ITS MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE. NEITHER PGS, THE COMPANY NOR THE OTHER AFFILIATES OF PGS SHALL BE RESPONSIBLE IN ANY WAY FOR THE ACCURACY OF THE RESULTS OBTAINED BY THE SPINCO GROUP OR ITS AFFILIATES OR TRANSFEREES THROUGH USE OF THE DATA.

5.2 GENERAL INDEMNITY RELATED TO THE ACQUISITION OF DATA. PGS and the Company assume all liabilities of every nature, including any taxes levied, that may arise out of or in connection with the activities of the PGS Group in acquiring the Data or Analyses, and hereby agree to defend and hold the Spinco Group and its Affiliates, and their respective officers, directors and employees, harmless from any and all claims, demands, actions, causes of action and judgments, including attorneys' fees and costs, arising out of or related to the Company's making available or Delivery of Data or Analyses to Spinnaker. PGS and the Company represent that no use or sales tax shall be owing or otherwise payable by the Spinco Group because of the performance of the obligations of the Company under Articles II and III hereof except for such taxes, if any, arising from the purchase of services referred to in Section 7.1 by the Spinco Group.

5.3 NON-INFRINGEMENT INDEMNITY. PGS and the Company shall defend, indemnify and hold harmless the Spinco Group and its officers, employees, and agents from any and all third party claims, suits, causes, judgments, settlements, expenses and liabilities based on a claim, assertion or allegation that any of the Data or Analyses, or its use or distribution by the Spinco Group as expressly permitted by this Agreement, infringes any copyright, trade secret or contract right of any third party.

5.4 LIMITATION ON LIABILITY. THE CUMULATIVE LIABILITY OF THE PGS GROUP FOR ALL CLAIMS RELATING TO THE DATA OR ANALYSES AND THIS AGREEMENT (WHETHER ARISING IN CONTRACT, TORT OR STRICT LIABILITY) SHALL NOT EXCEED FORTY-FIVE MILLION DOLLARS. IN NO EVENT SHALL ANY MEMBER OF THE PGS GROUP BE LIABLE FOR ANY LOSS OF PROFITS, SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES, WITHOUT REGARD TO WHETHER OTHER PROVISIONS

OF THIS AGREEMENT HAVE BEEN BREACHED OR HAVE PROVEN INEFFECTIVE. Nothing in this
Section 5.4 shall be deemed or construed to limit any provisions of the Related Agreements concerning the rights and remedies of the Spinco Group and other parties thereto, in the event of a breach of this Agreement or the Related Agreements by any member of the PGS Group.

5.5 NON-COMPETE. Each of PGS and the Company covenants that it shall not, directly or indirectly, until after the expiration of the Survey Termination Date, disclose or provide to any Person other than the Spinco Group, in exchange for any beneficial interest in any oil or gas property (or in any Person whose assets are comprised principally of oil and/or gas properties), Data covering the majority of the Blocks in any survey in the Gulf of Mexico that is marketed by the PGS Group as a single survey.

                                  ARTICLE VI
               REPRESENTATIONS AND COVENANTS OF THE SPINCO GROUP

6.1 REPRESENTATIONS AND WARRANTIES OF THE SPINCO GROUP. Spinnaker and Spinco represent and warrant, jointly and severally, that:

     (a) Spinnaker is a limited liability company duly organized and existing under the laws of the State of Delaware, and Spinco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

     (b) This Agreement is a legal, valid and binding obligation of each of Spinnaker and Spinco and each of the Related Agreements to which Spinnaker or Spinco is a party is a legal, valid and binding obligation of such party, in each case enforceable against such party in accordance with its respective terms, except as such enforceability may be (i) limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) subject to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

     (c) Each of Spinnaker and Spinco has full power and authority to execute and deliver this Agreement, and its performance of this Agreement does not and will not breach any agreement to keep in confidence information acquired by it and it has not and will not use in the performance of its obligations hereunder any confidential materials of any third parties, unless it first obtains the Company's prior written consent to do so.

                                  ARTICLE VII
                              ADDITIONAL SERVICES

7.1  ADDITIONAL SERVICES.

     (a) The Spinco Group may request that the PGS Group provide such seismic related services as the parties may agree upon from time to time. Such services (the "Services") shall be provided by the PGS Group on Best Terms until the Spinco Group has received Services costing $10,000,000. As part of Services, the PGS Group shall develop and deliver such products or services in accordance with such milestones or delivery schedule as the parties may agree.

     (b) The Spinco Group agrees that, if the PGS Group continues through December 31, 2002 to offer to its customers substantially the same type and quality of services as it does on the date hereof, it will purchase from the PGS Group no less than $2,000,000 of Services (less the amount of Services purchased from the PGS Group from December 20, 1996 to the date hereof), to be performed by the PGS Group prior to December 31, 2002.

     (c)  If the Spinco Group has not fulfilled its obligation under paragraph
     (b) immediately preceding by September 30, 2002, the Company shall so notify Spinco on or before October 2, 2002. If the Spinco Group fails to fulfill its obligation under paragraph (b) after receipt of such notice, then as the sole remedy of PGS and the Company (i) the Spinco Group shall pay to the Company the sum of $2,000,000, less the sums on of seismic related services purchased and paid for by the Spinco Group from the PGS Group on or prior to such date, which sum, shall be considered a prepayment for future purchases by the Spinco Group of Services and (ii) future purchases covered by such prepayment shall be charged at regular market rates charged by the PGS Group at the time of such purchase rather than at the discounted rates described above. In the event the Spinco Group fails to purchase Services valued at the amount of its prepayment by December 31, 2004, the Company shall be entitled to retain such remaining prepayment amount and the PGS Group shall have no further obligation to provide Services to the Spinco Group.

7.2 INVOICES FOR ADDITIONAL SERVICES. The PGS Group shall invoice the Spinco Group on a monthly basis for services performed by the PGS Group during the preceding month. The invoices shall refer to this Agreement and shall be made out and addressed as instructed in accordance with the Spinco Group's request(s) for such services.

                                 ARTICLE VIII
                                  TERMINATION

8.1 TERMINATION EVENTS. The rights of the Spinco Group under Article II and Sections 3.1 and 5.5, on the one hand, or the rights of PGS and the Company under Section 7.1, on the other hand (either a "defaulting party"), but not the obligations of the defaulting party, may be terminated pursuant to this Section 8.1 by the other party (a "non-defaulting party") upon written notice to the defaulting party upon the occurrence of any of the following:

          (i)   A Bankruptcy Event with respect to the defaulting party;

          (ii) A material breach by the defaulting party under this Agreement (other than a breach of Sections 2.3, 2.4, 3.1(i), (ii) or (iv), or 4.2) that remains unremedied for 90 days after notice of such breach is delivered by the Company to Spinco; or

          (iii) A knowing breach of Sections 2.3, 2.4, 3.1(i), (ii) or (iv), or
          4.2 that results in significant damages to the nondefaulting party, or the failure of the defaulting party to take prompt diligent and continuous action to prevent a subsequent breach of Sections 2.3, 2.4, 3.1(i), (ii) or (iv) or 4.2, after an unknowing breach of any such Section that results in significant damages to the nondefaulting party, and as to which the nondefaulting party has given the defaulting party notice promptly after the Company becomes aware of any such breach,

Nothing in this Section 8.1 shall limit the remedies available to the Company for any breach of this Agreement by Spinco or Spinnaker.

                                  ARTICLE IX
                            ARBITRATION OF DISPUTES

9.1 ARBITRATION PROCEDURES. Any dispute arising under or in connection with this Agreement shall be settled by arbitration in Houston, Texas under the rules of the American Arbitration Association, except as provided herein. The party requesting arbitration shall serve upon the other party a written demand for arbitration with the name and address of the arbitrator appointed by it and such other party shall, within ten (10) business days thereafter, appoint an arbitrator, and the two arbitrators so named shall appoint a third arbitrator, and the decision or award of any two of the three arbitrators shall be final and binding upon the parties. In no event shall any dispute be determined by more than three arbitrators. Should the party upon whom the demand for arbitration is served fail or refuse to appoint an arbitrator within ten (10) business days, the single arbitrator shall have the right to decide alone, and his or her decision or award shall be final and binding upon the parties. The arbitrator(s) shall have the discretion to impose the cost of the arbitration proceedings, including reasonable attorneys' fees, upon the losing party, or divide it between the parties on any terms that they deem just. Any decision or award rendered hereunder may be made and entered as a rule or judgment of any court, in any county having jurisdiction.

9.2 JUDGMENTS. Judgment upon the arbitration award rendered may be entered in any court having either personal or in rem jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

                                   ARTICLE X
                                 MISCELLANEOUS

10.1  ASSIGNMENT OF THIS AGREEMENT.

      (a) The terms used in this Section 10.1 have the meanings assigned below:

          (i) "Spinco Group Successor" means a successor to all or substantially all of the business or assets of Spinnaker or Spinco that is not a PGS Competitor.

          (ii) "PGS Competitor" means a Person that provides 3-D marine seismic data in the Gulf of Mexico or its associated bays, channels, tributaries, estuaries and Transition Zones, as a significant part of its business, and any Affiliate of such a Person.

          (iii) "Major Customer" means, at the time of determination, (x) a Person that has purchased from the PGS Group in the 12 calendar month period immediately preceding the month in which such determination is made a dollar amount of products and services at least equal to 7.5% of the aggregate gross receipts of the PGS Group for all seismic data purchases and related services provided in such 12 calendar month period in the Gulf of Mexico and its associated bays, channels, tributaries, estuaries and Transition Zones, and (y) any Affiliate of such a Person. The Company shall provide Spinco, within a reasonable time, written notice from time to time when a Person becomes a Major Customer and when a Person ceases to be a Major Customer. A Person shall not be recognized as a Major Customer under the provisions of this Article 10.1 unless the Company shall have provided Spinco with a notice so designating such Person.

          (iv) "Qualified Survivor" means the surviving entity (other than Spinnaker or Spinco) after a merger or consolidation between Spinnaker or Spinco and a third Person if (and only if) such third Person is not a PGS Competitor and is not a Major Customer.

          (v) "Competitor Change of Control" means a change in the ownership of Spinnaker or Spinco or a successor to either of them that gives Control to a PGS Competitor and that occurs after the membership interests or common stock, as the case may be, of Spinnaker or Spinco are (x) registered pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934 or (y) authorized and approved for listing on a national securities exchange or admitted to trading and quoted in the Nasdaq National Market or comparable system.

          (vi) "Customer Change of Control" means a change in the ownership of Spinnaker or Spinco or a successor to either of them that gives Control to a Major Customer and that occurs after the membership interests or common stock, as the case may be, of

          Spinnaker or Spinco or a successor to either of them are (x) registered pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934, or (y) authorized and approved for listing on a national securities exchange or admitted to trading and quoted in the Nasdaq National Market or comparable system.

     (b) Except as provided in Section 3.2, the Data and the rights granted by this Agreement may not be transferred without the prior written consent of the Company, except that such consent shall not be required with respect to
     (i) one (and only one) transfer by the Spinco Group to a Spinco Group Successor or (ii) if (and only if) the Spinco Group Successor is not a Major Customer, one (and only one) transfer to a single successor to all of substantially all of the business or assets of the Spinco Group Successor that is not a PGS Competitor. A transfer of the Data from one member of the Spinco Group to another (by direct assignment, merger, consolidation or otherwise) shall not constitute a transfer hereunder.

     (c) Data and the rights granted, and limitations imposed, by this Agreement will continue in full force and effect after the merger or consolidation by Spinnaker or Spinco with any other Person, provided that such other Person is not a PGS Competitor. The Data and the rights granted, and limitations imposed, by this Agreement will continue in full force and effect after the merger or consolidation by a Qualified Survivor with any other Person, provided that such other Person is not a PGS Competitor.

     (d) If any of the following events occurs, then the Company may by written notice to Spinco terminate the rights of the Spinco Group under Article II and Section 3.1:

          (i) Either of Spinnaker or Spinco transfers Data or this Agreement in any manner other than as expressly permitted under Section 3.2 or
          Section 10.1 (b);

          (ii) Either of Spinnaker or Spinco effects a merger or consolidation not expressly permitted under Section 10.1 (c);

          (iii) there is a Competitor Change of Control; or

          (iv) upon the occurrence of more than one Customer Change of Control (provided that the first Customer Change of Control shall not give rise to such termination option).

     (e) Notwithstanding anything to the contrary herein, after the date hereof Spinco may assign to Spinnaker all or any part of its rights hereunder (including all rights to all Data that was Delivered to Spinco prior to any such assignment), including its rights hereunder to designate, select, and otherwise deal with Data, Multi-Component Data and Analyses.

10.2 NOTICES. All notices will be given in writing to the respective parties at the following addresses, unless another address shall have been designated in writing, and will be deemed delivered when delivered by hand; delivered by Federal Express or other overnight courier service with a reliable system for tracking delivery; or sent and received by registered or certified mail, postage prepaid, return receipt requested.

If to PGS:

Petroleum Geo-Services ASA
Strandveien 50 N-13 24
Lysaker, Norway
Attention: Knut Haavardsen
Facsimile: 011-67-53-68-83

If to the Company:

Seismic Energy Holdings, Inc.
16010 Barker's Point Lane
Houston, Texas 77079
Attention: Sean M. Gore
Facsimile: 281-589-2926

If to Spinnaker or Spinco:

Spinnaker Exploration Company
1200 Smith, Suite 800
Houston, Texas 77002
Attention: Roger L. Jarvis
Facsimile: 713- 759-1773

10.3 ENTIRE AGREEMENT. This Agreement, together with any attachments or schedules hereto, and the Related Agreements contains the entire understanding between the parties relating to the subject matter hereof and supersedes all prior agreements (including the Original Data Agreement as heretofore amended and restated), proposals, representations and understandings between the parties relating to the subject matter hereof.

10.4 NO AMENDMENT. This Agreement may not be amended, modified, superseded or canceled and none of the terms, provisions, covenants, representations, warranties or conditions may be waived, except by a written instrument executed by the parties, or in the case of waiver, by the party waiving compliance.

10.5 NO WAIVER. No failure by either party to exercise any right arising from a default by the other party shall impair that right or constitute a waiver of it. No waiver by any party of any condition or breach of any term, provision, covenant, representation or warranty, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach, or a waiver of any other condition, or breach of any other term, provision, covenant, representation or warranty.

10.6 REMEDIES, GUARANTIES. Unless stated otherwise, all remedies specified herein are cumulative and in addition to any other remedies available at law or in equity. PGS and the Company acknowledge that any violation by either of them of certain of their obligations under this Agreement would result in damage to the Spinco Group that is incapable of complete remedy by an award of the money damages as allowed by the other provisions of this Agreement. Accordingly, any violation of the obligations of PGS or the Company hereunder shall give the Spinco Group the right to specifically enforce such obligations (assuming neither Spinnaker or Spinco is then a defaulting party under this Agreement), including seeking a court-ordered injunction or other appropriate equitable relief to specifically enforce those obligations. PGS hereby irrevocably guarantees the timely performance by the Company of its obligations hereunder; and each of Spinnaker and Spinco hereby irrevocably guarantees the timely performance by the other of its respective obligations hereunder.

10.7 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Agreement shall continue in full force and effect and shall in no way be affected, impaired or invalidated unless such an interpretation would materially alter the rights and privileges of any party hereto or materially alter the terms of the transactions contemplated hereby.

10.8 CHOICE OF LAW. This Agreement will be subject to, governed by, and shall be interpreted according to, the substantive laws of the State of Texas, without regard to its conflicts laws or rules.

10.9 COUNTERPARTS. This Agreement may be executed in as many counterparts as may be required, each of which shall be deemed an original.

10.10 NO THIRD PARTY BENEFICIARIES. The parties agree that this Agreement is for the benefit of the parties and is not intended to confer any legal rights or benefits to any third party, and that there are no third party beneficiaries to this Agreement or any part or specific provision of this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first above written.


                                 PETROLEUM GEO-SERVICES ASA

                                 By: /s/ J. CHRISTOPHER BOSWELL
                                    -----------------------------
                                 Name:   J. Christopher Boswell
                                      ---------------------------
                                 Title:  Sr. V.P./CFO
                                       --------------------------


                                 SEISMIC ENERGY HOLDINGS, INC.

                                 By: /s/ SEAN M. GORE
                                    -----------------------------
                                 Name:  SEAN M. GORE
                                      ---------------------------
                                 Title:  VP, Finance
                                       --------------------------


                                 SPINNAKER EXPLORATION COMPANY, L.L.C.

                                 By: /s/ ROGER L. JARVIS
                                    -----------------------------
                                 Name:   Roger L. Jarvis
                                      ---------------------------
                                 Title:  President
                                       --------------------------


                                 SPINNAKER EXPLORATION COMPANY

                                 By:  /s/ ROGER L. JARVIS
                                    -----------------------------
                                 Name:    Roger L. Jarvis
                                      ---------------------------
                                 Title:   President
                                       --------------------------

                                  SCHEDULE I

                          SUMMARY OF SURVEY ANALYSES


---------------------------------------------------------------------------------------------------------
SURVEY                           A            B            C             D               E
                            -----------------------------------------------------------------------------
                                 LEAD        MAGNETIC     GRAVITY   BATHYMETRY DATA   Bright Spot
                               PORTFOLIO       DATA        DATA                          Atlas
---------------------------------------------------------------------------------------------------------
GPI 1 (45 blk)               X             X            X           N/A                   N/A
---------------------------------------------------------------------------------------------------------
GPI 2 (193.5 blk)            X             X            X           X                     N/A
---------------------------------------------------------------------------------------------------------
GPI 3/DW6 (143 blk)          X             X            X           X                     N/A
---------------------------------------------------------------------------------------------------------
GPI 4/DW 10 (141 blk)        X             X            X           X                     N/A
---------------------------------------------------------------------------------------------------------
DW 7 (168 blk)               IN PROCESS    X            X           X                     N/A
---------------------------------------------------------------------------------------------------------
DW 8 (152 blk)               IN PROCESS    X            X           X                     N/A
---------------------------------------------------------------------------------------------------------
Jebco 1/DW 1 (148 blk)       X             X            X           N/A                   N/A
---------------------------------------------------------------------------------------------------------
Jebco 2/DW 2 (138 blk)       X             X            X           N/A                   N/A
---------------------------------------------------------------------------------------------------------
Jebco 3/DW 3 (147 blk)       X             X            X           N/A                   N/A
---------------------------------------------------------------------------------------------------------
Centerline HI 1 (51.2 blk)   X             N/A          N/A         N/A                   N/A
---------------------------------------------------------------------------------------------------------

In process -- Lead portfolio will be made available as soon as it is completed. Expected completion date August 1999.

Deliverables included within each category above:

A. LEAD PORTFOLIO
 .  Seafloor structure map (time and depth)
 .  Top & base salt time structure maps (time and depth)
 .  Base sediment structure map
 .  Salt isochron and isopach maps
 .  Sediment isochron and isopach maps (seafloor to top salt)
 .  Selected correlated faults (digital format only)
 .  Interval RMS amplitude maps
 .  Amplitude anomaly lead map
 .  Subsalt reflection lead map (where imaged)

B.   AEROMAGNETIC SURVEY DATA

I.   Raw and processed aeromagnetic data on desired medium and format:
 .    Geodetic Coordinates (Latitudes/Longitudes and projected X and Y coordinates)
 .    Raw TMI
 .    Diurnal base station magnetics
 .    Barometric altimetry
 .    Radar altimetry
 .    GPS altimetry
 .    IGRF correction (point-by-point and altitude adjusted)
 .    IGRF corrected
 .    Leveled and Adjusted TMI and grid of TMI
 .    Database of the data delivered (sequential format or LCT format)

II.  Deliverables (Maps)
 .    Total Magnetic Field Intensity Map
 .    Residual Magnetic Intensity Map
 .    Polar Reduced TMI Map
 .    Polar Reduced Residual Map
 .    Flight Line Map
 .    Gradient Map

III. Acquisition, Processing and Interpretation Reports
All map and profile scales will be appropriately for the size of the Survey. All Maps will be available in ZMAP+(TM) format and cgm files on tape.

C.  RAW/PROCESSED GRAVITY DATA

I.  Data Package
 .   Geodetic Coordinates (Latitudes/Longitudes and projected X and Y
    Coordinates)
 .   Raw Gravity data, all channels
 .   Processed Gravity Data
 .   Grids of Bathymetry, Free-Air gravity and Bouguer gravity data
 .   Database of the data delivered (sequential format or LCT format)

II. Deliverables (Maps)
 .   Bathymetry Map
 .   Free-Air Gravity Map
 .   Bouguer Gravity Map
 .   Shiptrack Map
 .   Depth to Salt Base Map-Emc/(3D)/

III. Acquisition, Processing and Interpretation Reports
All map and profile scales will be set appropriately for the size of the Survey. All Maps will be available in ZMAP+(TM) format and cgm files on tape.

D.   Scabeam multi-beam bathymetry data
 .  Bathymetry data (x, y, z) on CD or other media
 .  Seafloor Rendering (shaded relief)
 .  Processing Report

                                  SCHEDULE II

                         Deliverables Formats for Data
                                via PGS GeoBank


--------------------------------------------------------------------------------
post-stack time data              post-stacking migrated volume
--------------------------------------------------------------------------------
pre-stack time data               pre-stack time migrated volume
--------------------------------------------------------------------------------
3D AVO                            3D pre-stack time migrated data (full stack),
                                  3 range limited stack volumes (near, mid and
                                  far)
--------------------------------------------------------------------------------
pre-stack depth                   3D pre-stack depth migrated volume and final
  migrated data                   velocity model
--------------------------------------------------------------------------------
post-stack depth                  3D post-stack depth migrated volume and
  migrated data                   final velocity model
--------------------------------------------------------------------------------